Exhibit 99.1

AMENDMENT TO SUSI, LLC LEASE AGREEMENT

TIDS AMENDMENT TO SUSI, LLC LEASE AGREEMENT (this “Amendment”) is made May 29, 2024 (the “Effective Date”) between SUSI, LLC, a Florida limited liability company (“Landlord”), and IRADIMED CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Susi, LLC Lease Agreement dated as of January 17, 2014 (the “Lease”), for the lease of the approximately 23,400 square foot entire single-story building located at 1025 Willa Springs Drive, Winter Springs, Seminole County, Florida (the “Premises”). Capitalize terms not otherwise defined in this Amendment will have the meanings assigned to such terms in the Lease.

B.

The Lease Term, as previously renewed for the first Renewal Option, will expire May 31, 2024 (the “Expiration Date”). The Lease provides for a second Renewal Option in favor of Tenant to extend the Lease Term for an additional five (5) year period. In lieu of exercise of the second Renewal Option, Tenant desires to extend the Lease Term for a period of twelve (12) months, to expire May 31, 2025 (the “Extended Term”).

C.	Landlord and Tenant desire to amend the Lease as set forth herein to, among other things, extend the Lease Term for the Extended Term.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Extension of Lease Term.

(a)	Extended Term. The Lease Term is extended for the Extended Term, to expire May 31, 2025.

(b)

Waiver of Second Renewal Option. By this Amendment, Tenant hereby waives exercise of the second Renewal Option as provided under Section 36 of the Lease, and the Lease is amended to delete Section 36 in its entirety.

(c)

Monthly Tenancy. Subject to prior written notice to Landlord given not later than thirty (30) days prior to expiration of the Lease Term, Tenant may remain in possession of the Premises on a month-to-month basis, for an aggregate period not to exceed six (6) months (the “Monthly Tenancy”). The Monthly Tenancy automatically shall continue on a monthly basis for each successive month following expiration of the Extended Term, and shall terminate on the earlier of (a) the last day of the calendar month designated in Tenant’s written notice to Landlord terminating the Monthly Tenancy, given at least 15 days prior to the designated termination date, and (b) November 30, 2025.

(d)

Holdover Tenancy. Any holdover tenancy after termination of the Monthly Tenancy with Landlord’s consent shall be construed to be a month-to-month tenancy. Any holdover tenancy after termination of the Monthly Tenancy without Landlord’s consent shall be construed as a tenancy at sufferance.

(e)

Applicable Lease Terms. The Extended Term, the Monthly Tenancy, and any other holdover possession shall be and remain subject to the terms, covenants and conditions of the Lease, except as amended by this Amendment, including the continuing obligation to pay rent at the then-current rate and on the terms for payment as provided for annual minimum rental and additional rent under the Lease, subject to annual adjustment as otherwise provided in Section 3(a) of the Lease.

2.

Ratification of Lease. Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms of this Amendment are inconsistent with the terms of the Lease, this Amendment shall be controlling.

3.

Counterparts: Electronic Signatures. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single instrument. The parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Amendment using electronic signature technology, such as by clicking “SIGN” or words of similar import, such party is signing this Amendment electronically, and (ii) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the Effective Date.

LANDLORD:

SUSI, LLC, a Florida limited liability company

By:	/s/ Roger Susi
Name:	Roger Susi
Title:	Managing Member

TENANT:

IRADIMED CORPORATION, a Delaware corporation

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	CFO

[Signature Page to Amendment to Susi, LLC Lease Agreement]